Ex. 99(k)(i)(g)

Seventh Amendment to Transfer Agency and Service Agreement

This Seventh Amendment (“Amendment’’), effective as of May 10, 2016 (‘‘Effective Date’’), is to the Transfer Agency and Service Agreement, as amended (the “Agreement’’) dated January 1, 2011, by and among Computershare Inc., and its fully owned subsidiary Computershare Trust Company, N.A. (collectively, “Transfer Agent’’) and each of the Gabelli Closed-End Investment Companies listed on Exhibit A attached to the Agreement (each, a “Company” and collectively the “Company’’).

WHEREAS, each Company and the Transfer Agent are parties to the Agreement; and

WHEREAS, each Company and the Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Designation of a New Company. The Series A Cumulative Preferred Shares (the “Series A Preferred”) of The Gabelli Global Small and Mid Cap Value Trust (the “Fund”’) is hereby designated by the Fund as a new class of Shares covered under the Agreement.

2. Amendment of the Agreement. In order that the Series A Preferred may be designated as a new class of Shares under the Agreement, including, without limitation, any and all schedules and exhibits thereto, the Fund agrees and binds itself to the terms and conditions thereof with respect to the Series A Preferred and acknowledges that by its execution and delivery of this Amendment it shall assume all of the obligations and shall be entitled to all of the rights, duties and obligations of a Company with respect to a class of Shares, as if the Series A Preferred were an original designated class of Shares under the Agreement.

3. Amendment of the Fee and Service Schedule for Stock Transfer Services (“Schedule’’). The Schedule is hereby amended as follows:

(a)	Add “The Gabelli Global Small and Mid Cap Value Trust Inc., Series A Preferred” to the following subsection in the “FEES” section:

“$1000.00 Per Month for the following Funds:”

4. Exhibit. Exhibit A is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto, which reflects the addition of the Series A Preferred to the Agreement.

5. Capitalized Terms. Capitalized terms not defined herein shall have the same meaning as set forth in the Agreement.

6. Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

7. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted and/or executed electronically shall have the same authority, effect, and enforceability as an original signature.

8. Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

THE GABELLI CLOSED-END INVESTMENT COMPANIES LISTED ON EXHIBIT A ATTACHED TO THE AGREEMENT

By:

Name:

Title:

COMPUTERSHARE INC. and

COMPUTERSHARE TRUST COMPANY, N.A.

On behalf of both entities

By:

Name:

Title:

2

EXHIBIT A

Gabelli Convertible and Income Securities Fund Inc.

•	Common
•	6.00% Series B Cumulative Preferred

Gabelli Dividend & Income Trust

•	Common
•	5.875% Series A Cumulative Preferred
•	6.00% Series D Cumulative Preferred

Gabelli Equity Trust Inc.

•	Common
•	5.875% Series D Cumulative Preferred
•	5.00% Series G Cumulative Preferred
•	5.00% Series H Cumulative Preferred
•	5.45% Series J Cumulative Preferred

Gabelli Multimedia Trust Inc.

•	Common
•	6.00% Series B Cumulative Preferred

Gabelli Global Small and Mid Cap Value Trust

•	Common
•	Series A Cumulative Preferred

Gabelli Global Utility & Income Trust

•	Common
•	Series A Cumulative Puttable and Callable Preferred

Gabelli Healthcare & WellnessRx Trust

•	Common
•	5.76% Series A Cumulative Preferred
•	5.875% Series B Cumulative Preferred

Gabelli Utility Trust

•	Common
•	5.625% Series A Cumulative Preferred

A-1